Exhibit 10.16

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (“First Amendment”) to the License Agreement (as defined below) is made and entered into as of this 28th day of September, 2009 (“First Amendment to License Agreement Effective Date”)

BETWEEN:

(1) Elan Pharma International Limited, a company incorporated under the laws of Ireland, and having its registered office at Monksland, Athlone, County Westmeath, Ireland (“Elan”); and

(2) Zogenix, Inc., a Delaware corporation, having its principal place of business at 12671 High Bluff Drive, Ste. 200, San Diego, California, USA 92130 (“Zogenix”).

RECITALS:

WHEREAS Elan and Zogenix entered into a license agreement (“License Agreement”) on November, 27 2007 wherein EPIL granted Zogenix a license under Elan Intellectual Property to import, use, offer for sale and sell the Product (as defined in the License Agreement) in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and, in certain limited circumstances, to make or have made Product in the Territory, in each case on the terms and conditions set forth on the License Agreement;

WHEREAS Zogenix now seeks an opportunity to conduct an alcohol study of the Product and Elan wishes to provide this opportunity to Zogenix subject to the terms and conditions set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EPIL and Zogenix hereby agree as follows:

1. The following definition shall be inserted into Clause 1 of the License Agreement entitled “Definitions and Interpretations”:

“Alcohol Study” means an in vivo alcohol interaction study of the Product in healthy volunteers designed to characterize the impact of co-ingestion of alcohol on Product pharmacokinetics.

2. The following two new paragraphs shall be inserted after Clause 5.2 of the License Agreement:

“5.3 Alcohol Study. Zogenix shall conduct an Alcohol Study of the Product. Zogenix shall use Commercially Reasonable Efforts to conduct the Alcohol Study and, where appropriate, may use Third Party subcontractors to perform the Alcohol Study. Zogenix shall engage and keep Elan informed in a timely manner of the Alcohol Study design, the conduct of the Alcohol Study and any outcomes of the Alcohol Study and shall provide Elan with any interim or final data or study reports from the Alcohol Study in a timely manner.

5.4 Alcohol Study Disclosures. Except as provided above in Clause 5.3 in reference to Third Party subcontractors who actually conduct the Alcohol Study, the Parties shall discuss and mutually agree in advance upon the Alcohol Study data and/or other Alcohol Study materials that may be shared with Third Parties prior to any such disclosure. To facilitate this process, the Parties shall meet (in person or by teleconference) within five (5) Business Days from the date that Zogenix notifies and provides Elan with the Alcohol Study data and/or other materials that it wishes to disclose. During this meeting, the Parties shall determine the method and content of disclosure. Following such determination, Zogenix may make Third Party disclosures of the data or other materials which the Parties have mutually agreed may be disclosed, provided that Zogenix gives Elan advance written notice of (i) the identity of any Third Party with whom such materials are to be shared and (ii) the specific materials that Zogenix intends to share with such Third Party.”

3. Clause 12.4.2 of the License Agreement shall be deleted and replaced in its entirety by the following Clauses 12.4.2A, 12.4.2B, and 12.4.2C:

“12.4.2A	Zogenix fails to [***]; or
12.4.2B	Zogenix fails to [***]; or
12.4.2C	Zogenix fails to [***]; or”

4. Clause 12.4.3 of the License Agreement shall be deleted and replaced in its entirety by the following Clause 12.4.3:

“12.4.3	Zogenix fails to [***]; or”

5. All other terms and conditions of the License Agreement remain unchanged and continue to be in full force and effect.

6. Capitalized terms not defined in this First Amendment shall have the same meaning as set forth in the License Agreement.

7. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this First Amendment. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules, and shall be subject to the exclusive jurisdiction of the State and Federal Courts located in New York, New York.

IN WITNESS WHEREOF Elan and Zogenix have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment to License Agreement Effective Date.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Le Cooh

Title:	DIRECTOR

Date:	29/9/09

ZOGENIX, INC.

By:	/s/ Roger L. Hawley

Title:	CEO

Date:	Sept. 28, 2009